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                                                                                                              EXHIBIT 11

                                            Falcon Products, Inc. and Subsidiaries
                                            --------------------------------------

                                               COMPUTATION OF EARNINGS PER SHARE
                                                           (Unaudited)
(In thousands, except share and per share               Thirteen Weeks Ended              Thirty-Nine Weeks Ended
amounts)                                             --------------------------         ---------------------------
                                                     August 1,        August 2,         August 1,         August 2,
                                                       1998             1997              1998              1997
                                                     --------         --------          --------          --------
Basic Earnings Per Share:
------------------------

Average number of common shares outstanding            9,058             9,661             9,199             9,703

Net earnings                                         $   216          $  2,050          $  3,836          $  5,859
                                                     =======          ========          ========          ========

Earnings per share                                   $   .02          $    .21          $    .41          $    .59
                                                     =======          ========          ========          ========

Diluted Earnings Per Share:
--------------------------

Average number of common shares outstanding            9,058             9,661             9,199             9,703

Assumed exercise of options
     (treasury stock method)                             124               157               143               178
                                                     -------          --------          --------          --------

Shares for diluted computation                         9,182             9,818             9,342             9,881
                                                     =======          ========          ========          ========

Net earnings                                         $   216          $  2,050          $  3,836          $  5,859
                                                     =======          ========          ========          ========

Earnings per share                                   $   .02          $    .21          $    .41          $    .59
                                                     =======          ========          ========          ========
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